Accel Entertainment Announces Q3 2022 Operating Results

Chicago, IL – November 8, 2022 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the third quarter ended September 30, 2022.

Highlights:
•Revenue of $267.0 million for Q3 2022, an increase of 38% compared to Q3 2021
•Q3 2022 Illinois revenue per location per day increased 3% when compared to Q3 2021
•Net income of $22.4 million for Q3 2022; an increase of 108% compared to Q3 2021
•Adjusted EBITDA of $41.1 million for Q3 2022, an increase of 9% when compared to Q3 2021
•Q3 2022 ended with 3,517 locations; an increase of 38% compared to Q3 2021 due primarily to the acquisition of Century Gaming, Inc. ("Century")
•Q3 2022 ended with 22,429 gaming terminals; an increase of 68% compared to Q3 2021 due primarily to the acquisition of Century
•Q3 2022 ended with $309 million of net debt; an increase of 109% compared to Q3 2021 due primarily to borrowings of $160 million on our credit facility in Q2 2022 to finance the Century acquisition
•Repurchased $22.5 million of Accel Class A-1 common stock in Q3 2022
•On August 1, 2022, Accel acquired the amusement assets of VVS, Inc., an operator in Nebraska, for $9.5 million
•On September 9, 2022, Accel acquired River City Amusement Company, an amusement operator in Nebraska and Iowa, for $2.8 million

Guidance:
Accel is reaffirming 2022 location, gaming terminals, revenue, and Adjusted EBITDA guidance. Capital expenditures guidance increased due to Accel's investment in the Nebraska market and the acceleration of planned 2023 capital expenditures to 2022.

2022 guidance [1]:
•End 2022 with an estimated 3,550 - 3,600 locations
•End 2022 with an estimated 22,700 - 23,200 gaming terminals
•2022 Revenue estimated to be $960 - $990 million
•2022 Adjusted EBITDA[*] estimated to be $160 - $165 million
•2022 capital expenditures estimated to be $38 - $43 million of cash

Accel CEO Andy Rubenstein commented, “We're pleased with another strong quarter and remain focused on executing our growth strategy. Our solid performance despite the current inflationary pressures further demonstrates the strength and resilience of our locally-focused business model. We expanded our footprint in Nebraska and continue to evaluate multiple opportunities across the country while returning capital to our shareholders."

Condensed Consolidated Statements of Operations and Other Data
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021

Total revenues	$266,967	$193,351	$691,727	$542,394
Operating income	23,239	18,647	71,761	53,129
Income before income tax expense	27,358	14,743	77,227	36,526
Net income	22,444	10,807	60,696	24,753
Other Financial Data:
Adjusted EBITDA(1)	41,125	37,631	119,083	106,427
Adjusted net income (2)	18,932	17,317	59,053	54,106

(1)
Adjusted EBITDA is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; emerging markets; and income tax expense. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted net income and Adjusted EBITDA.”

(2)
Adjusted net income is defined as net income plus amortization of intangible assets and route and customer acquisition costs; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income and a reconciliation of net income to Adjusted net income, see "Non-GAAP Financial Measures— Adjusted net income and Adjusted EBITDA.”

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net revenues by state:
Illinois	$200,914	$192,205	$601,735	$539,211
Nevada	28,439	—	37,359	—
Montana	33,456	—	44,282	—
Other	4,158	1,146	8,351	3,183
Total net revenues	$266,967	$193,351	$691,727	$542,394

Key Business Metrics

Locations (1)	As of September 30,
	2022	2021
Illinois	2,596	2,549
Montana	586	—
Nevada	335	—
Total locations	3,517	2,549

Terminals (1)	As of September 30,
	2022	2021
Illinois	14,033	13,384
Montana	5,782	—
Nevada	2,614	—
Total terminals	22,429	13,384

(1)	Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

Condensed Consolidated Statements of Cash Flows Data
	Nine Months Ended September 30,
(in thousands)	2022	2021
Net cash provided by operating activities	$78,250	$80,262
Net cash used in investing activities	(168,871)	(21,220)
Net cash provided by (used in) financing activities	103,898	(13,610)

Non-GAAP Financial Measures
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net income	$22,444	$10,807	$60,696	$24,753
Adjustments:
Amortization of intangible assets and route and customer acquisition costs (1)	5,156	6,221	12,278	18,489
Stock-based compensation (2)	1,070	966	4,956	4,707
(Gain) loss on change in fair value of contingent earnout shares (3)	(10,358)	888	(19,497)	6,867
Other expenses, net (4)	3,106	4,173	7,894	8,913
Tax effect of adjustments (5)	(2,486)	(5,738)	(7,274)	(9,623)
Adjusted net income	$18,932	$17,317	$59,053	$54,106
Depreciation and amortization of property and equipment	8,136	6,518	20,575	18,820
Interest expense, net	6,239	3,016	14,031	9,736
Emerging markets (6)	418	1,106	1,619	2,369
Income tax expense	7,400	9,674	23,805	21,396
Adjusted EBITDA	$41,125	$37,631	$119,083	$106,427

(1) Amortization of intangible assets and route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the location partners that are not connected with a business combination, as well as the amortization of other intangible assets. Accel amortizes the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. “Amortization of intangible assets and route and customer acquisition costs” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired, as well as the amortization of other intangible assets.
(2)    Stock-based compensation consists of options, restricted stock units and warrants.
(3)    (Gain) loss on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)    Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring expenses relating to lobbying efforts and legal expenses in Pennsylvania and lobbying efforts in Missouri, (iii) non-recurring costs associated with COVID-19 and (iv) other non-recurring expenses.
(5)    Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(6)    Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when Accel has installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date Accel first installs or acquires gaming terminals in the jurisdiction, whichever occurs first. The Company currently views Nebraska, Iowa and Pennsylvania as its emerging markets. Prior to July 2022, Georgia was considered an emerging market.

Reconciliation of Debt to Net Debt
	As of September 30,
(in thousands)	2022	2021
Debt, net of current maturities	$497,976	$309,717
Plus: Current maturities of debt	23,463	18,250
Less: Cash and cash equivalents	(212,063)	(179,883)
Net debt	$309,376	$148,084
Conference Call
Accel will host an investor conference call on November 8, 2022 at 4:30 p.m. Central Time (5:30 p.m. Eastern Time) to discuss these operating and financial results. Interested parties may join the live webcast by registering at https://www.netroadshow.com/events/login?show=64a275d4&confId=43706. Registering in advance of the call will provide listeners with a personalized link to view the webcast and an individual dial-in for the call. This registration link to the live webcast will also be available on Accel’s investor relations website, as well as a replay of the webcast following completion of the call: ir.accelentertainment.com.
About Accel
Accel believes it is the leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois, Montana, and Nevada markets. Accel’s business consists of the installation, maintenance and operation of gaming terminals, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our 2022 guidance, potential acquisitions or strategic alliances, and our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward looking statements. These forward looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward looking statements due to a number of factors including, but not limited to: the existing and potential future adverse impact of the COVID-19 pandemic on Accel’s business, operations and financial condition, including as a result the suspensions of all video gaming terminal operations by the Illinois Gaming Board between November 19, 2020 and January 23, 2021, which suspensions could be reinstated; Accel's ability to successfully integrate its business with the business of Century and realize the full benefits of the Century acquisition; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable economic conditions or decreased discretionary spending due to other factors such as increased interest rates, increased inflation, high fuel rates, recessions, epidemics or other public health issues (including COVID-19 and its variant strains), terrorist activity or threat thereof, civil unrest or other macroeconomic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the sections entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.

Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA, Adjusted net income, and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income, and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.
Adjusted EBITDA, Adjusted net income, and Net Debt

Although Accel excludes amortization of intangible assets and route and customer acquisition costs from Adjusted EBITDA and Adjusted net income, Accel believes that it is important for investors to understand that these route, customer and other intangible assets contribute to revenue generation. Any future acquisitions may result in amortization of intangible assets and route and customer acquisition costs.
Adjusted EBITDA, Adjusted net income, and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.
[1] 2022 guidance includes Century’s results as of the acquisition date and assumes the results from Georgia will not be added back to our Adjusted EBITDA during the second half of 2022 because Georgia has operated for more than 24 months and would no longer be an "Emerging Market.”
[*] Although we provide guidance for Adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are difficult to predict and estimate, and are often dependent on future events which may be uncertain or outside of our control. These elements make it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Media Contact:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues:
Net gaming	$255,606	$186,017	$662,491	$520,915
Amusement	4,860	4,010	14,543	12,338
Manufacturing	2,489	—	3,408	—
ATM fees and other revenue	4,012	3,324	11,285	9,141
Total net revenues	266,967	193,351	691,727	542,394
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	185,878	129,739	473,164	364,402
Cost of manufacturing good sold (exclusive of depreciation and amortization expense shown below)	1,656	—	2,421	—
General and administrative	39,796	28,053	103,634	78,641
Depreciation and amortization of property and equipment	8,136	6,518	20,575	18,820
Amortization of intangible assets and route and customer acquisition costs	5,156	6,221	12,278	18,489
Other expenses, net	3,106	4,173	7,894	8,913
Total operating expenses	243,728	174,704	619,966	489,265
Operating income	23,239	18,647	71,761	53,129
Interest expense, net	6,239	3,016	14,031	9,736
(Gain) loss on change in fair value of contingent earnout shares	(10,358)	888	(19,497)	6,867
Income before income tax expense	27,358	14,743	77,227	36,526
Income tax expense	4,914	3,936	16,531	11,773
Net income	$22,444	$10,807	$60,696	$24,753
Net income per common share:
Basic	$0.25	$0.11	$0.66	$0.26
Diluted	0.25	0.11	0.66	0.26
Weighted average number of shares outstanding:
Basic	89,992	94,004	91,299	93,607
Diluted	90,528	94,728	91,945	94,469

Comprehensive income
Net income	$22,444	$10,807	$60,696	$24,753
Unrealized (loss) gain on investment in convertible notes (net of income taxes of $(126) and $2,135, respectively)	—	(315)	—	5,358
Unrealized gain on interest rate caplets (net of income taxes of $2,317 and $5,011, respectively)	5,925	—	12,696	—
Comprehensive income	$28,369	$10,492	$73,392	$30,111

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)	September 30,	December 31
	2022	2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$212,063	$198,786
Accounts receivable, net	8,854	5,121
Income taxes receivable	1,502	—
Inventories	6,873	—
Prepaid expenses	7,827	6,998
Interest rate caplets	6,893	—
Investment in convertible notes	32,065	32,065
Other current assets	7,630	5,025
Total current assets	283,707	247,995
Property and equipment, net	206,767	152,251
Other noncurrent assets:
Route and customer acquisition costs, net	17,769	15,913
Location contracts acquired, net	189,382	150,672
Goodwill	99,490	46,199
Other intangible assets	23,588	—
Interest rate caplets, net of current	14,048	—
Other assets	3,598	3,043
Total other noncurrent assets	347,875	215,827
Total assets	$838,349	$616,073
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$23,463	$17,500
Current portion of route and customer acquisition costs payable	3,040	2,079
Accrued location gaming expense	5,763	3,969
Accrued state gaming expense	15,736	11,441
Accounts payable and other accrued expenses	21,596	14,616
Accrued compensation and related expenses	10,228	8,886
Current portion of consideration payable	12,854	13,344
Total current liabilities	92,680	71,835
Long-term liabilities:
Debt, net of current maturities	497,976	324,022
Route and customer acquisition costs payable, less current portion	4,285	3,953
Consideration payable, less current portion	4,377	12,706
Contingent earnout share liability	23,334	42,831
Warrant and other long-term liabilities	17	17
Deferred income tax liability	34,798	2,248
Total long-term liabilities	564,787	385,777
Stockholders’ equity :
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 94,434,865 shares issued and 88,569,672 shares outstanding at September 30, 2022; 94,111,868 shares issued and 93,410,563 shares outstanding at December 31, 2021	9	9
Treasury stock, at cost	(64,612)	(8,983)
Additional paid-in capital	192,314	187,656
Accumulated other comprehensive income	12,696	—
Accumulated earnings (deficit)	40,475	(20,221)
Total stockholders' equity	180,882	158,461
Total liabilities and stockholders' equity	$838,349	$616,073